THE GLENMEDE FUND, INC.

ARTICLES SUPPLEMENTARY

THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                      In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Company has reclassified Thirty Million (30,000,000) authorized but unissued shares of the of the Small Cap Equity Portfolio – Advisor Shares of the Company and Thirty Million (30,000,000) authorized but unissued shares of the Small Cap Equity Portfolio –Institutional Shares of the Company as 60,000,000 shares of the Tax-Exempt Cash Portfolio pursuant to the following resolutions adopted by the Board of Directors of the Company by unanimous consent dated July 24, 2007:

RESOLVED, that effective upon making any necessary filings with the Maryland Department of Assessments and Taxation, pursuant to the authority expressly given to the Board of Directors in Article Fifth of the Company’s Articles of Amendment and Restatement, the Board hereby reclassifies Thirty Million (30,000,000) of the Company’s authorized but unissued shares of the Small Cap Equity Portfolio – Advisor Shares and reclassifies Thirty Million (30,000,000) of the Company’s authorized but unissued shares of the Small Cap Equity Portfolio – Institutional Shares, with a par value of one-tenth of one cent ($.001) per share, and an aggregate par value of Sixty Thousand Dollars ($60,000) as shares of the Company’s Tax-Exempt Cash Portfolio;

FURTHER RESOLVED, that each share of the Tax-Exempt Cash Portfolio as classified herein shall have all the rights and privileges as set forth in the Company’s Articles of Amendment and Restatement; and

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered to execute, seal, deliver and file any and all documents, instruments, papers and writings, including but not limited to filing Articles Supplementary with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advice of the Company’s counsel prior to filing said Articles Supplementary, in the name of the Company and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

SECOND:                                The shares of capital stock of the Company reclassified pursuant to the resolutions set forth in Article FIRST of these Articles Supplementary have been reclassified by the Company’s Board of Directors under the authority contained in the Articles of Amendment and Restatement of the Company.

THIRD:                      These Articles Supplementary do not increase or decrease the authorized number of shares of  the Company or the aggregate par value thereof.  The total number of shares of capital stock which the Company is presently authorized to issue remains Two Billion Five Hundred Million (2,500,000,000) shares (of the par value of One Mill ($.001) each) and of the aggregate par value of Two Million Five Hundred Thousand Dollars ($2,500,000) of Common Stock classified as follows:

Number of Shares of
Name of Class                                                                               Common Stock Allocated

Absolute Return Portfolio                                                                                      20,000,000
Core Fixed Income Portfolio                                                                                      60,000,000
Government Cash Portfolio                                                                                      900,000,000
International Portfolio                                                                                      115,000,000
Large Cap Growth Portfolio                                                                                      20,000,000
Large Cap 100 Portfolio                                                                                      20,000,000
Large Cap Value Portfolio                                                                                      75,000,000
Philadelphia International Fund -
  Institutional Shares                                                                                      120,000,000
Small Cap Equity Portfolio –
  Advisor Shares                                                                                      100,000,000
  Institutional Shares                                                                                      35,000,000
Strategic Equity Portfolio                                                                                      125,000,000
Tax-Exempt Cash Portfolio                                                                                      800,000,000
Total Market Long/Short Portfolio                                                                                      20,000,000
U.S. Emerging Growth Portfolio                                                                                      75,000,000
Unclassified                                                                                      15,000,000

Total                                                                             2,500,000,000

IN WITNESS WHEREOF, the Company, has caused these Articles Supplementary to be signed in its name and on its behalf as of this 24th day of July, 2007.

Attest:                                                                           THE GLENMEDE FUND, INC.

By:  /s/ Michael P. Malloy                                                                                     By:  /s/ Mary Ann B. Wirts
Michael P. Malloy                                                                           Mary Ann B. Wirts
Secretary                                                                President

THE UNDERSIGNED, President of Glenmede Fund, Inc. who executed on behalf of said Glenmede Fund the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Glenmede Fund, the foregoing Articles Supplementary to the Charter to be the corporate act of Glenmede Fund and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Mary Ann B. Wirts
Mary Ann B. Wirts
President

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